Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

Rocky Brands, Inc. Announces Third Quarter 2016 Results

Funded Debt Decreased 31.2% to $30.9 Million

Accounts Receivable Decreased 17.8% to $51.3 Million

NELSONVILLE, Ohio, October 25, 2016 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2016.

Third Quarter 2016 Sales and Income

Third quarter net sales increased 4.6% to $73.2 million compared to $70.0 million in the third quarter of 2015. The Company reported third quarter net income of $0.4 million, or $0.06 per diluted share, compared to net income of $1.8 million, or $0.24 per diluted share, in the third quarter of 2015. The third quarter of 2016 included a one-time pre-tax charge of $1.2 million, or $0.10 per diluted share after-tax, associated with previously announced reorganizational activities.

Mike Brooks, Chairman and Interim Chief Executive Officer, commented, “We started to see some stabilization in our wholesale business during the third quarter following a difficult 12-month period for the work, western, and hunting boot categories. That said, the retail environment for our core product lines continues to face headwinds including weak store traffic and increased promotional activity. In response to the challenging top-line trends and in an effort to boost profitability, we’ve adjusted our operating structure. These actions led to a reduction in our U.S. work force which will translate into approximately $3.6 million of annualized expense savings. On top of this, the temporary pressure on gross margins from additional investments needed to support the ramp up in military footwear production in our Puerto Rico facility should begin to abate before year-end. This will allow us to deliver the new U.S. military contract we announced last week in a profitable manner. While we are disappointed in our recent performance, we remain confident that our ongoing efforts to reduce our dependence on optimal weather along with the recent rightsizing of our organization and improved manufacturing efficiencies should contribute to more profitable growth and greater shareholder value.”

Third Quarter Review

Net sales for the third quarter were $73.2 million compared to $70.0 million a year ago. Wholesale sales for the third quarter decreased 3.2% to $52.9 million compared to $54.7 million for the same period in 2015. Retail sales for the third quarter were $10.3 million compared to $10.3 million for the same period last year. Military segment sales for the third quarter increased to $10.1 million compared to $5.1 million in the third quarter of 2015.

Gross margin in the third quarter of 2016 was $19.8 million, or 27.0% of sales, compared to $22.1 million, or 31.6% of sales, for the same period last year. The 460 basis point decrease was primarily driven by increased costs related to the ramp up in production capabilities to meet the increased military footwear demand. Also, military segment sales carry lower initial gross margins than our wholesale and retail segments, therefore the increase in military segment sales in the quarter reduced the overall blended margin.

Selling, general and administrative (SG&A) expenses were $17.7 million, or 24.2% of net sales, for the third quarter of 2016 compared to $19.2 million, or 27.5% of net sales, a year ago. The $1.5 million decrease in SG&A expenses was primarily related to a reduction in advertising expenses, lower salaries and lower variable expenses associated with the decrease in wholesale sales.

Income from operations was $0.9 million, or 1.2% of net sales, compared to $2.9 million, or 4.1% of net sales, a year ago. Excluding the aforementioned reorganizational charge, income from operations was $2.0 million, or 2.8% of net sales for third quarter 2016.

The Company’s funded debt decreased $14.1 million, or 31.2%, to $30.9 million at September 30, 2016 compared to $45.0 million at September 30, 2015.

Inventories decreased $8.1 million, or 9.2%, to $79.9 million at September 30, 2016 compared with $88.0 million on the same date a year ago.

Accounts receivable decreased $11.1 million, or 17.8% to $51.3 million at September 30, 2016 compared with $62.4 million at September 30, 2015. This was achieved during a period when sales increased 4.6%.

Conference Call Information

The Company’s conference call to review third quarter 2016 results will be broadcast live over the internet today, Tuesday, October 25, 2016 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding profitable growth and greater shareholder value (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 3, 2016) and quarterly reports on Form 10-Q for the periods ended March 31, 2016 (filed April 29, 2016) and June 30, 2016 (filed July 28, 2016). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015	September 30, 2015
	Unaudited	Audited	Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,942,209	$3,407,140	$3,978,553
Trade receivables – net	51,292,323	44,549,207	62,389,224
Other receivables	579,976	583,479	509,026
Inventories	79,922,305	76,991,059	87,996,325
Income tax receivable	1,190,702	128,699	215,736
Deferred income taxes	1,066,272	1,031,818	1,291,287
Prepaid expenses	2,644,102	2,530,517	2,969,005
Total current assets	140,637,889	129,221,919	159,349,156
FIXED ASSETS – net	27,450,150	27,836,527	26,808,704
IDENTIFIED INTANGIBLES	36,448,490	36,547,873	36,581,475
OTHER ASSETS	238,251	258,812	261,766
TOTAL ASSETS	$204,774,780	$193,865,131	$223,001,101

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$15,042,805	$9,118,555	$15,623,738
Accrued other expenses	8,604,611	5,629,661	7,553,619
Total current liabilities	23,647,416	14,748,216	23,177,357

LONG TERM DEBT	30,972,398	23,700,089	45,030,998
DEFERRED INCOME TAXES	13,186,965	13,000,609	12,998,424
DEFERRED LIABILITIES	208,387	295,676	343,791

TOTAL LIABILITIES	68,015,166	51,744,590	81,550,570

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2016 - 7,447,331; December 31, 2015 - 7,567,271; September 30, 2015 - 7,564,313	69,507,320	70,882,392	70,762,851
Retained earnings	67,252,294	71,238,149	70,687,680

Total shareholders' equity	136,759,614	142,120,541	141,450,531

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$204,774,780	$193,865,131	$223,001,101

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

NET SALES	$73,218,247	$70,001,496	$193,308,286	$204,035,995

COST OF GOODS SOLD	53,452,487	47,884,019	138,368,374	137,298,575

GROSS MARGIN	19,765,760	22,117,477	54,939,912	66,737,420

OPERATING EXPENSES
Selling General & Administrative Expenses	17,745,691	19,217,222	55,685,180	58,180,467
Reorganizational Charge	1,159,527	-	1,159,527	-
Total Operating Expenses	18,905,218	19,217,222	56,844,707	58,180,467

INCOME (LOSS) FROM OPERATIONS	860,542	2,900,255	(1,904,795)	8,556,953

OTHER INCOME AND (EXPENSES):
Interest expense	(181,040)	(188,413)	(459,231)	(529,675)
Other – net	(3,873)	(37,885)	82,876	(96,701)
Total other - net	(184,913)	(226,298)	(376,355)	(626,376)

INCOME (LOSS) BEFORE INCOME TAXES	675,629	2,673,957	(2,281,150)	7,930,577

INCOME TAX EXPENSE (BENEFIT)	230,000	870,290	(776,000)	2,710,290

NET INCOME (LOSS)	$445,629	$1,803,667	$(1,505,150)	$5,220,287

INCOME (LOSS) PER SHARE
Basic	$0.06	$0.24	$(0.20)	$0.69
Diluted	$0.06	$0.24	$(0.20)	$0.69

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,480,733	7,564,289	7,531,308	7,561,845
Diluted	7,504,521	7,578,219	7,531,308	7,574,239